UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pomeroy IT Solutions, Inc. (“Company”) is filing this Form 8-K/A to clarify a statement contained in its Form 8-K report  filed on December 23, 2008 relating to the amended employment agreement for Mr. Christopher C. Froman, the Company’s president and CEO.  The Company’s filing reported that Mr. Froman would receive a stock option award for the number of shares of the Company's common stock equal to Two Hundred Thirty-Six Thousand Two Hundred Fifty Dollars ($236,250.00) in value as determined by the application of the binomial/lattice stock option valuation model, which has been consistently used by the Company.  The statement is correct, but in order to avoid any confusion, the Company notes that it has consistently used and expects to continue to use the Black-Scholes option pricing model for purposes of determining the fair market value of options that are expensed on the financial statements of the Company in the ordinary course of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: January 15, 2009	By: /s/ Christopher C. Froman

Christopher C. Froman, President and Chief Executive Officer